SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 31, 2005

NATURAL RESOURCE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Purchase and Sale Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.

     On May 31, 2005, Natural Resource Partners L.P. signed a definitive agreement to purchase interests in approximately 144 million tons in the Illinois Basin for $105 million in three separate transactions. NRP will acquire approximately 60% of the reserves in fee and will receive an override on the remaining tons. The reserves are being purchased from Steelhead Development Company, LLC and are leased to Williamson Energy LLC, both affiliates of Cline Resources & Development.

     The three transactions are subject to customary closing conditions and specific performance requirements. The first closing for $35 million is anticipated to occur in the third quarter of this year and is contingent upon receipt of mining permits. The second closing is anticipated to occur in the first quarter of 2006 with the third to follow in mid-2006. NRP anticipates drawing on its credit facility to finance each transaction.

     The coal reserves and overriding royalty interest are located on approximately 31,700 acres in Williamson and Franklin Counties in Illinois. The purchase and sale agreement relating to the acquisition is attached to this Form 8-K as Exhibit 10.1 and the press release announcing the agreement is attached to this Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Purchase and Sale Agreement by and between Steelhead Development Company, LLC and ACIN LLC, dated as of May 31, 2005.

99.1	Press Release dated June 1, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)

By:	NRP (GP) LP
its General Partner

By:	GP Natural Resource Partners LLC
its General Partner

/s/ Wyatt L. Hogan

Wyatt L. Hogan
Vice President and General Counsel

Dated: June 1, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Sale Agreement by and between Steelhead Development Company, LLC and ACIN LLC, dated as of May 31, 2005.

99.1	Press Release dated June 1, 2005